As filed with the Securities and Exchange Commission on October 29, 2009

Registration No. 333-152646

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STREAM GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-0420454
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

20 William Street, Suite 310 Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

2008 Stock Incentive Plan

(Full Title of the Plan)

R. Scott Murray

President and Chief Executive Officer

Stream Global Services, Inc.

20 William Street, Suite 310

Wellesley, Massachusetts 02481

(Name and Address of Agent For Service)

(781) 304-1800

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Explanatory Note

Stream Global Services, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-152646) (the “Registration Statement”) to deregister 4,912,676 shares of the Company’s common stock, par value $.001 per share, that were registered on the Registration Statement and reserved for issuance under the Company’s 2008 Stock Incentive Plan and that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to Rule 478 under the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley, Commonwealth of Massachusetts, on this 29th day of October, 2009.

STREAM GLOBAL SERVICES, INC.

By:	/s/ R. SCOTT MURRAY
R. Scott Murray
Chairman, Chief Executive Officer, President and Interim Chief Financial Officer